                                                                     EXHIBIT 2.9

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                            A.P.X. Acquisition Corp.
                                  (the "Buyer")

                                       and

                              its sole stockholder,
                          MedSource Technologies, Inc.
                                  ("MedSource")

                                       and

                             Apex Engineering, Inc.
                                 (the "Company")

                                       and

                                its shareholders,
                             Donald R. Rochelo, and
                                Donna L. Rochelo
                       (collectively, the "Shareholders")

                                January 31, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
1.       The Merger................................................................................1
         1.1      The Merger.......................................................................1
         1.2      Effect of the Merger.............................................................1
         1.3      Consummation of the Merger.......................................................2
         1.4      Charter; Bylaws; Directors and Officers..........................................2
         1.5      The Closing......................................................................2
         1.6      Further Assurances...............................................................2

2.       Conversion of Shares......................................................................2
         2.1      Conversion of Shares.............................................................2
         2.2      Stock Options, Warrants, Treasury Shares, Etc....................................2
         2.3      Surrender and Exchange of Shares; Payment of Merger Consideration................3
         2.4      Payment of the Earn-Out Amount...................................................3
         2.5      Closing of Stock Transfer Book...................................................5

3.       Representations and Warranties of the Shareholders and the Company........................5
         3.1      Organization.....................................................................5
         3.2      Capitalization...................................................................5
         3.3      Authorization; Validity of Agreement.............................................5
         3.4      No Violations; Consents and Approvals............................................6
         3.5      Company Financial Statements.....................................................6
         3.6      No Material Adverse Change.......................................................7
         3.7      No Undisclosed Liabilities.......................................................7
         3.8      Litigation; Compliance with Law; Licenses and Permits............................7
         3.9      Employee Benefit Plans; ERISA....................................................8
         3.10     Real Property....................................................................9
         3.11     Intellectual Property; Computer Software........................................12
         3.12     Tangible Personal Property; Capital Budget......................................13
         3.13     Material Contracts..............................................................13
         3.14     Taxes...........................................................................14
         3.15     Affiliated Party Transactions...................................................19
         3.16     Environmental Matters...........................................................19
         3.17     No Brokers......................................................................21
         3.18     Accounts Receivable and Accounts Payable........................................21
         3.19     Inventories.....................................................................21
         3.20     Product Claims..................................................................21
         3.21     Warranties and Returns..........................................................22
         3.22     Assets Utilized in the Business.................................................22
         3.23     Insurance.......................................................................22
         3.24     Delivery of Documents; Corporate Records........................................22
         3.25     Customers, Suppliers and Distributors...........................................22

                                                                                                 PAGE
                                                                                                 ----
         3.26     Labor Matters...................................................................23
         3.27     Bank Accounts...................................................................23
         3.28     Directors, Officers and Certain Employees.......................................23
         3.29     Year 2000.......................................................................23
         3.30     No Misstatements or Omissions...................................................23
         3.31     Investment Undertaking..........................................................23
         3.32     Conduct of  Business............................................................24
         3.33     Notice of Developments..........................................................26
         3.34     Equipment and Other Assets......................................................26
         3.35     Repayment of Certain Obligations to the Company.................................26

4.       Representations and Warranties of the Buyer and MedSource................................26
         4.1      Organization of the Buyer Group.................................................26
         4.2      Authorization; Validity of Agreement............................................27
         4.3      No Violations; Consents and Approvals...........................................27
         4.4      Litigation......................................................................27
         4.5      Compliance with Law; Licenses and Permits.......................................28
         4.6      Capital Structure...............................................................28
         4.7      Valid Issuance of Shares, Etc...................................................29
         4.8      MedSource Financial Statements..................................................29
         4.9      Compliance with Securities Laws.................................................29
         4.10     No Misstatements or Omissions...................................................29

5.       Other Agreements of the Parties..........................................................30
         5.1      Tax Returns; Taxes..............................................................30
         5.2      Non-Disclosure of Confidential Information......................................30
         5.3      No Solicitation of Employees, Suppliers or Customers............................31
         5.4      Non-Competition.................................................................31
         5.5      Other Actions...................................................................32
         5.6      Stockholders' Agreement and Registration Rights Agreement.......................32
         5.7      Employment and Non-Competition Agreements.......................................32
         5.8      Interests in Real Property......................................................32
         5.9      Supply Agreement................................................................33
         5.10     Accounts Receivable ............................................................33
         5.11     Company Financial Statements....................................................33
         5.12     Sale of Bryton Molds                                                            34
         5.13     Cost of Environmental Tests

6.       Conditions Precedent to the Closing......................................................34
         6.1      Conditions Precedent to the Buyer Group's Obligations to Close..................34
         6.2      Conditions Precedent to the Seller Group's Obligations to Close.................36

7.       Documents to be Delivered at the Closing.................................................36
         7.1      Deliveries of the Seller Group..................................................36
         7.2      Deliveries of the Buyer.........................................................37

                                                                                                PAGE
                                                                                                ----
8.       Termination..............................................................................37
         8.1      Termination.....................................................................37

9.       Indemnification..........................................................................38
         9.1      Survival of Representations and Warranties of the Seller Group..................38
         9.2      Survival of Representations and Warranties of the Buyer Group...................38
         9.3      Determination of Damages Without Regard to "Materiality" or "Knowledge"
                  Qualifications..................................................................39
         9.4      Indemnification by the Shareholders.............................................39
         9.5      Indemnification by the Buyer Group..............................................40
         9.6      Indemnification Procedures......................................................40
         9.7      Limitations on Indemnification by the Shareholders..............................41

10.      Miscellaneous............................................................................42
         10.1     Transaction Fees and Expenses...................................................42
         10.2     Notices.........................................................................42
         10.3     Amendment.......................................................................43
         10.4     Waiver..........................................................................43
         10.5     Governing Law...................................................................43
         10.6     Jurisdiction....................................................................44
         10.7     Remedies........................................................................44
         10.8     Severability....................................................................44
         10.9     Further Assurances..............................................................44
         10.10    Assignment......................................................................44
         10.11    Binding Effect..................................................................44
         10.12    No Third Party Beneficiaries....................................................45
         10.13    Entire Agreement................................................................45
         10.14    Headings........................................................................45
         10.15    Counterparts....................................................................45

                                    Schedules
                                    ---------

Schedule 2.3(b)(i)         Allocation of MedSource Shares
Schedule 2.3(b)(ii)        Allocation of Cash Consideration
Schedule 2.3(b)(iii)       Allocation of Earn-Out Amount
Schedule 3.2(a)(i)         Ownership of Company Shares
Schedule 3.2(a)(ii)        Rights, Agreements and Interests in connection with Company Shares
Schedule 3.4(a)            Violations of Contracts
Schedule 3.4(b)            Required Consents
Schedule 3.5(a)            Financial Statements of the Company
Schedule 3.7(a)            Liabilities Incurred since September 30, 1999
Schedule 3.8(a)            Litigation
Schedule 3.8(b)            Violations of Law
Schedule 3.9(a)            Employee Benefit Plans
Schedule 3.9(b)            Employee Benefit Plans subject to Title IV of ERISA
Schedule 3.10(a)(i)        Owned Real Property
Schedule 3.10(a)(ii)       Permitted Exceptions
Schedule 3.10(b)(i)        Leased Property
Schedule 3.10(b)(ii)       Rights of Third Parties with respect to Company-Owned Real Estate
Schedule 3.10(c)           Real Estate Related Contracts
Schedule 3.11(a)           Intellectual Property
Schedule 3.11(b)           Licenses
Schedule 3.12(a)           Title to Tangible Personal Property
Schedule 3.12(b)           Fixed Assets Ledger
Schedule 3.12(c)           Capital Budget
Schedule 3.13              Material Contracts
Schedule 3.14(a)           Taxes
Schedule 3.14(c)           Tax Returns
Schedule 3.14(d)           Jurisdictions
Schedule 3.15              Affiliated Party Transactions
Schedule 3.16              Environmental Matters
Schedule 3.19              Inventories
Schedule 3.20              Service and Product Liability Claims
Schedule 3.21              Warranties and Returns Policies; Product Failures or Defects
Schedule 3.23              Insurance
Schedule 3.25              Customers; Suppliers and Distributors
Schedule 3.27              Bank Accounts
Schedule 3.28              Directors, Officers and Certain Employees
Schedule 3.29              Year 2000
Schedule 3.32(c)           Dividends and Distributions by the Company
Schedule 3.32(e)           Permitted Benefits
Schedule 3.32(f)           Permitted Transactions
Schedule 3.32(m)           Permitted Expenditures
Schedule 4.4               Buyer Group Litigation
Schedule 4.6(c)            Rights, Agreements and Interests in connection with MedSource Shares
Schedule 4.8(a)            Financial Statements of MedSource

Schedule 6.2(b)            Company Institutional Indebtedness

                                    Exhibits
                                    --------

Exhibit 1.3                Form of Articles of Merger (Massachusetts)
Exhibit 5.6A               Form of Stockholders' Agreement
Exhibit 5.6B               Form of Registration Rights Agreement
Exhibit 5.7A               Form of Donald R. Rochelo Employment Agreement
Exhibit 5.7B               Form of Donna L. Rochelo Employment Agreement
Exhibit 5.8                Form of Amended and Restated Lease
Exhibit 5.9                Form of Supply Agreement with PC Card
Exhibit 7.1(b)             Form of Opinion of Counsel for the Seller Group
Exhibit 7.2(b)             Form of Opinion of Counsel for the Buyer Group

                          AGREEMENT AND PLAN OF MERGER

                             Dated January 31, 2000
                             ----------------------

     The parties to this Agreement and Plan of Merger (this "Agreement") are A.P.X. Acquisition Corp., a Delaware corporation (the "Buyer") and a wholly-owned subsidiary of MedSource Technologies, Inc., a Delaware corporation ("MedSource"), on the one hand, and Apex Engineering, Inc., a Massachusetts corporation (the "Company") and Donald R. Rochelo and Donna L. Rochelo, as shareholders of the Company (the "Shareholders"), on the other hand. The Buyer and MedSource are hereinafter referred to collectively as the "Buyer Group" while the Company and the Shareholders are referred to collectively as the "Seller Group."

     This Agreement contemplates a transaction in which the Company will merge with and into the Buyer with the result that the Buyer will continue as the surviving corporation and the separate existence of the Company shall cease. As a result of the Merger, on the Closing Date (as hereinafter defined) the outstanding shares of the capital stock of the Company shall be converted into the right to receive an aggregate of 236,950 shares of MedSource common stock, par value $.01 per share ("MedSource Common Stock"), the Cash Consideration (as defined in section 2.3(b)) and the Earn-Out Amount (determined in accordance with section 2.4). The parties hereto intend that this merger transaction be a tax-free reorganization under Section 368 of the Code (as hereinafter defined) and intend that this Agreement be a "plan of reorganization" within the meaning of the regulations promulgated under such section of the Code.

     The Board of Directors of the Buyer and the Board of Directors of the Company have each determined that the Merger is in the best interests of their respective shareholders, as the case may be, and have each duly adopted resolutions approving this Agreement and the transactions contemplated hereby. In accordance with the foregoing, the Buyer desires to merge with the Company and the Company desires to merge with and into the Buyer, upon and subject to the terms and conditions set forth below.

     It is therefore agreed as follows:

1. The Merger.

     1.1 The Merger. Subject to the terms and conditions of this Agreement, upon
         ----------
the Closing (as hereinafter defined), in accordance with this Agreement, the terms and conditions set forth herein and in accordance with the Massachusetts Business Corporation Law and Chapter 156B of the Massachusetts General Laws (collectively, the "MBCL"). MedSource and the Shareholders shall cause the Company to be merged with and into the Buyer (the "Merger").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in
         --------------------
the MBCL. Without limiting the generality of the foregoing, and subject thereto, upon the Closing all the assets, properties, rights, privileges, powers and franchises of the Company shall vest in the Buyer and, subject to section 3.35, all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Buyer.

     1.3 Consummation of the Merger. The Merger shall become effective upon the
         --------------------------
filing with the Secretary of State of the Commonwealth of Massachusetts of a properly executed certificate or articles of merger or ownership and other documents in the form of Exhibit 1.3 (the "Articles of Merger") on the Closing Date. The Merger shall be effective when the Articles of Merger have been filed.

     1.4 Charter; Bylaws; Directors and Officers. The Articles of Organization
         ---------------------------------------
of the Buyer from and after the Closing shall be the Articles of Organization of the Buyer immediately prior to the Closing unless amended pursuant to the Articles of Merger and thereafter amended in accordance with the provisions thereof and as provided by the MBCL. The Bylaws of the Buyer from and after the Closing shall be the Bylaws of the Buyer as in effect immediately prior to the Closing. The initial directors and officers of the Buyer on and after the Closing shall be the directors and officers, respectively, of the Buyer immediately prior to the Closing, in each case until their respective successors are duly elected and qualified.

     1.5 The Closing. The consummation of the Merger and the other transactions
         -----------
contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller Group's counsel in Berkshire County, Massachusetts at 10:00 a.m., local time, on such date and such time as may be designated by the Buyer Group to the Seller Group on not fewer than five (5) days written notice. The date on which the Closing occurs is referred to as the "Closing Date."

     1.6 Further Assurances. On and after the Closing Date, each of the parties
         ------------------
to this Agreement shall from time to time, at the request of any of the other parties, promptly execute such instruments and take such other actions as the requesting party may reasonably request to vest, perform or confirm, of record or otherwise, in the Buyer, its respective rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company, or otherwise to evidence or implement the transactions contemplated by this Agreement.

2. Conversion of Shares.

     2.1 Conversion of Shares. By virtue of the Merger and without any action on
         --------------------
the part of the Shareholders, at the Closing, all of the outstanding shares of common stock (the "Company Shares") of the Company, no par value per share (the "Company Common Stock"), as shown on Schedule 2.3(b), shall be converted into the right to receive (i) the aggregate of 236,950 shares (the "MedSource Shares") of MedSource Class A Common Stock, $.01 par value per share, (ii) the Cash Consideration, and (iii) the Earn-Out Amount.

     2.2 Stock Options, Warrants, Treasury Shares, Etc. At the Closing, the
         ---------------------------------------------
Shareholders shall cause each outstanding stock option, warrant or other right to purchase any capital stock of the Company, whether or not then exercisable or vested, to be canceled, and no capital stock of MedSource, cash or other consideration shall be paid or delivered in exchange therefor. Any shares of the Company Common Stock held in the treasury of the Company shall be canceled and retired and no cash, securities or other consideration shall be paid in respect of such shares.

     2.3 Surrender and Exchange of Shares; Payment of Merger Consideration
         -----------------------------------------------------------------

          (a) At the Closing, the Shareholders shall deliver certificates representing all issued and outstanding Company Shares to MedSource. The Shareholders shall be entitled, upon such surrender, to receive in exchange therefor, without cost to them, the MedSource Shares and the amount of cash into which the Company Shares represented by the certificate or certificates so surrendered shall have been converted as provided in section 2.1 hereof, and the certificate or certificates so surrendered in exchange for such consideration shall forthwith be canceled by MedSource.

          (b) At the Closing, upon the surrender for cancellation of the certificates representing the Company Shares pursuant to section 2.3(a) above, MedSource shall deliver to the Shareholders:

               (i) certificates representing an aggregate of 236,950 MedSource Shares, free and clear of all liens and encumbrances, claims, mortgages, pledges and security interests of any kind (collectively, "Liens"), in the relative amounts and to the individuals as set forth on Schedule 2.3(b)(i), each registered in the name of such Shareholder evidencing the applicable number of MedSource Shares; and

               (ii) $2,661,000 less the aggregate amount of Institutional Indebtedness (as defined in section 2.3(d)) at the Closing (the "Cash Consideration"), subject to section 3.34, allocated as set forth on
     Schedule 2.3(b)(ii). The Cash Consideration shall be paid by delivery of bank or cashier's checks or by wire transfer of immediately available funds to an account or accounts designated in writing, at least three (3) days prior to Closing, by the Shareholders; and

               (iii) the Earn-Out Amount, allocated as set forth on Schedule 2.3(b)(iii).

          (c) As additional consideration in the Merger, promptly following the determination of the Earn-Out Amount in accordance with section 2.4, MedSource shall deliver to the Shareholders the Earn-Out Amount paid by delivery of bank or cashier's check or by wire transfer of immediately available funds to an account or accounts designated pursuant to section 2.3(b)(ii).

          (d) For purposes of this Agreement, "Institutional Indebtedness" on any date shall mean all of the Company's indebtedness on such date, after giving effect to any application of Company cash and cash equivalents thereto prior to Closing, including without limitation, all revolving credit facilities, term loans and notes and lines of credit or loans due to banks, lending or investing entities or Persons or similar financial institutions, negative book balances and overdrafts, and capital leases.

     2.4  Payment of the Earn-Out Amount.
          ------------------------------

          (a) The Earn-Out Amount shall be the product of 3.0 multiplied by the remainder of EBITDA (as hereinafter defined) less $1,100,000; provided, however,
                                                              --------  -------
that in no event shall the Earn-Out Amount exceed $425,000. As used herein, "EBITDA" shall mean the

Company's earnings before interest, taxes, depreciation and amortization as reflected on the Company's statement of income for the 12-month period ending June 30, 2000 disregarding any costs relating to (i) extraordinary income, expenses or write down and (ii) charges from MedSource's Minneapolis Support Center and other costs, fees and charges incurred in connection with the Closing.

          (b) MedSource shall deliver to the Shareholders in writing MedSource's determination of the EBITDA figure as prepared by MedSource (the "EBITDA Determination"). The Shareholders shall have fifteen (15) days after receipt of the EBITDA Determination (the "EBITDA Dispute Period") to dispute the amount or the method of calculation of the amount reflected therein (an "EBITDA Dispute"). If the Shareholders do not give written notice of an EBITDA Dispute to MedSource within the EBITDA Dispute Period, the EBITDA Determination shall be deemed to have been accepted by the Shareholders in the form in which it was delivered by MedSource. In the event that the Shareholders do not agree with the amount or the method of calculation of the EBITDA Determination, the Shareholders shall give MedSource an EBITDA Dispute Notice within the EBITDA Dispute Period, setting forth in detail the basis of their disagreement, and MedSource and the Shareholders shall, within fifteen (15) days after receipt by MedSource of such EBITDA Dispute Notice, attempt to resolve such EBITDA Dispute and agree in writing upon the final determination of EBITDA. In connection with the review by the Shareholders of the EBITDA Determination, MedSource shall use reasonable efforts to cause its auditors to make their workpapers and audit of the Buyer's balance sheet as of April 30, 2000 and related statements of income and cash flows for the 12-month period then ended available to the Shareholders and the Shareholders shall sign any customary waivers requested by MedSource or its auditors. In the event that the Shareholders and MedSource are unable to resolve any such EBITDA Dispute within the fifteen (15) day resolution period, then a non "Big-Five" accounting firm from either Massachusetts or the Hartford, Connecticut area which has not in the past provided any services to either MedSource, the Company or any affiliate thereof, selected by MedSource and reasonably acceptable to the Shareholders (the "Appraiser") shall be employed as appraiser hereunder to settle such EBITDA Dispute as soon as reasonably practicable in which case (x) each party shall furnish to the Appraiser such workpapers and other documents and information as the Appraiser may request, (y) each party and its accountants shall be afforded reasonable opportunity to present such material relating to the disputed issues as it may wish to the Appraiser and to discuss the disputed issues with them, (z) the Appraiser shall render its determination(s) in writing by notice to the parties, which determination(s) shall be final and binding on the Shareholders and MedSource (the "Appraiser's EBITDA Determination"). The Shareholders, on one hand, and MedSource, on the other hand, shall bear the fees and expenses of the Appraiser for the services of the Appraiser in proportion to the difference between the determination of EBITDA as submitted to the Appraiser by the Shareholders and the Appraiser's EBITDA Determination, calculated as follows: (i) the Shareholders shall bear the portion of such fees and expenses equal to a fraction, the numerator of which is equal to the excess of the determination of EBITDA as submitted to the Appraiser by the Shareholders over the Appraiser's EBITDA determination, and the denominator of which is the excess of the determination of EBITDA as submitted to the Appraiser by the Shareholders and the EBITDA Determination as submitted to the Appraiser by MedSource and (ii) MedSource shall bear the remaining portion of such fees and expenses; provided,
                                                                      --------
however, that in the event the fraction set forth in the preceding clause (i) is
-------
less than zero, such fraction shall be deemed to equal zero, and in the event that the fraction set forth in the preceding clause
(i) is greater than one, such fraction shall be deemed to equal one.

          (c) Any and all revenue to the Company associated with the Bryton molds shall be excluded from the EBITDA calculation pursuant to paragraph (a) of this Section 2.4.

     2.5 Closing of Stock Transfer Book. On and after the date of this Agreement
         ------------------------------
there shall be no transfers on the stock transfer books of the Company of shares of capital stock of the Company that were issued and outstanding immediately prior to the date hereof.

     3. Representations and Warranties of the Shareholders and the Company. The Shareholders and the Company, jointly and severally, represent and warrant to the Buyer and MedSource as follows:

     3.1 Organization. The Company is a corporation duly organized, validly
         ------------
existing and in good standing under the laws of the State of Massachusetts and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted in the State of Massachusetts, which is the only state in which a qualification or licensing to conduct its business is required. The Shareholders have delivered to the Buyer Group true, correct and complete copies of the Company's Articles of Organization and Bylaws, as in effect immediately prior to Closing.

     3.2 Capitalization.
         --------------

          (a) The authorized capital stock of the Company consists of 15,000 shares of Company Common Stock. The Company Shares are the only shares of capital stock of the Company that are issued and outstanding, and all of the Company Shares are owned of record and beneficially by the Shareholders in the amounts set forth in Schedule 3(a)(i), free and clear of any Liens. All of the Company Shares are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.2(a)(ii), there are no (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating, now or in the future, the Company or the Shareholders to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest of the Company or (iii) voting trusts, proxies or similar agreements to which the Company or any of the Shareholders is a party with respect to the voting of the capital stock of the Company.

          (b) The Company does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity (each, an "Entity").

     3.3 Authorization; Validity of Agreement. Each of the Shareholders and the
         ------------------------------------
Company has the requisite capacity or corporate power and authority, as the case may be, to execute, deliver and perform this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered by the Company or the Shareholders, as the case may be, pursuant to this Agreement, including but not limited to any item referred to in Article 7 (collectively, with this Agreement, the "Transaction Documents"), to which the Company or the Shareholders, as the case may be, is a party, and to assume and perform its or their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents has been duly executed, authorized and delivered by the Company and each Shareholder, as applicable, and is a valid and binding obligation of the Company and each Shareholder, enforceable against each of them in accordance with their respective terms.

     3.4 No Violations; Consents and Approvals.
         -------------------------------------

          (a) The execution, delivery and performance of each of this Agreement and the other Transaction Documents by the Company and each Shareholder party thereto, do not, and the consummation by them of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Organization or Bylaws of the Company, or (ii) violate any Law (as defined in section 3.8(b)) applicable to any of the Shareholders or the Company or any of their respective properties or assets.

          (b) No filing or registration with, notification to, or authorization, consent or approval of, any legislative or executive agency or department or other regulatory service, authority or agency or any court, arbitration panel or other tribunal or judicial authority of any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch (each, a "Governmental Entity") or any other individual or other entity (each, a "Person") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents by the Company or any Shareholder or the consummation by the Company or any Shareholder of the transactions contemplated hereby and thereby, except for such consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances (individually, a "Consent" and collectively, "Consents") with respect to any License (as defined in section 3.8(c)) or Law as are set forth on Schedule 3.4(b) hereof (the "Required Consents").

     3.5 Company Financial Statements.
         ----------------------------

          (a) Attached to Schedule 3.5(a) are the balance sheets of the Company as of October 31, 1999 (the "Six-Month Balance Sheet") and October 31, 1998, together with the related comparative statements of income and retained earnings and statements of cash flows for the six-month period ended October 31, 1999 and October 31, 1998, and the balance sheets of the Company as of April 30, 1996, 1997, 1998 and 1999, together with the related comparative statements of income and retained earnings and statements of cash flows (including the related notes) for the four (4) fiscal years then ended (all of the foregoing, the "Company Financial Statements").

          (b) The Company Financial Statements have been reviewed by Nelson E. Furlano, CPA and the reports of that firm are attached hereto as part of
Schedule 3.5(a). The Company Financial Statements have been derived from, and agree with, the books and records of the Company and fairly present the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the respective periods set forth therein. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied ("GAAP"), as of the dates and for the periods involved, subject, in the case of the Six-Month Balance Sheet and the related comparative statements of income and retained earnings and statements of cash flows for the six-month period ended October 31, 1999, to normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, will be material).

     3.6 No Material Adverse Change. Since April 30, 1999, (i) no event,
         --------------------------
condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company (a "Material Adverse Effect"), other than events, conditions or circumstances solely attributable to general economic conditions; and (ii) the Company has not taken, nor have the Shareholders permitted to be taken, any action that if taken or permitted to be taken after the date hereof would constitute a violation or breach of or would otherwise be inconsistent with any of the provisions set forth in section 3.32(a) through (p).

     3.7 No Undisclosed Liabilities.
         --------------------------

          (a) The Company does not have, and as of the Closing will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the Six-Month Balance Sheet; or (ii) were incurred since September 30, 1999 in the ordinary course of business, none of which, individually or in the aggregate, is material to the Company's business, operations, condition or prospects, all of which are set forth on Schedule 3.7(a).

          (b) The accounts payable of the Company set forth in the Six-Month Balance Sheet or arising subsequent thereto are the result of bona fide transactions in the ordinary course of business.

     3.8 Litigation; Compliance with Law; Licenses and Permits.
         -----------------------------------------------------

          (a) Except as set forth in Schedule 3.8(a), there is no claim, suit, action, or proceeding (each, a "Proceeding") pending, nor is there, to Seller Group's best knowledge, any Proceeding threatened or any investigation, that involves or affects the Company, by or before any Governmental Entity or any other Person.

          (b) Except as set forth on Schedule 3.8(b), the Company has, and on the Closing Date will have, complied in all material respects with all applicable criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, policies, guidance documents, writs, judgments, decrees, injunctions, or agreements of any Governmental Entity (collectively, "Laws"), including but not limited to Laws relating to Taxes (as defined in section 3.14(f)), zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances (as defined in section 3.16(k)), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes. Since January 1, 1997, no member of the Seller Group has received any notice of any violation of any Law except as set forth on Schedule 3.8(b).

          (c) The Company has every license, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "License"), and every Consent by or on behalf of any Person that is not a party to this Agreement, in each case which the Seller Group believes necessary for the Company to conduct its business as presently conducted. All such Licenses and Consents are in full force and effect and neither the Company nor any Shareholder has received notice of any pending cancellation or suspension of any thereof nor, to the knowledge of any Shareholder, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

     3.9 Employee Benefit Plans; ERISA
         -----------------------------

          (a) Schedule 3.9(a) lists each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), and all other material employee benefit (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in-control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Company or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of the Company (the "Plans"). The Seller Group has heretofore delivered to the Buyer Group, true, correct and complete copies of each of the Plans, including all amendments to date.

          (b) Each of the Plans that is subject to ERISA complies with ERISA and the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and has been administered in accordance with ERISA and, where applicable, the Code. Each of the Plans intended to be "qualified" within the meaning of Code section 401(a) has received a timely determination letter from the Internal Revenue Service that it is so qualified and neither the Shareholders nor the Company knows of any facts or circumstances that would materially adversely affect such qualification. Except as set forth in Schedule 3.9(b), none of the Plans is subject to Title IV of ERISA. No "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Plan. There are no pending or, to the knowledge of any Shareholder or the Company, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto.

          (c) No Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Company beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

          (d) With respect to each Plan, neither the Company, the Shareholders nor any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in Section 4975 or Section 406 of ERISA) that would subject the Company, or the Buyer Group to any taxes, penalties or other liabilities resulting from prohibited transactions under Code section 4975 or Sections 409 or 502(i) of ERISA.

          (e) The Company has complied with the notice and continuation of coverage requirements of Code section 4980B and the regulations thereunder with respect to each plan that is, or was during any taxable year of the Company for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of
Section 4980B(g) of ERISA.

          (f) No Plan has incurred an "Accumulated Funding Deficiency" (as defined in Section 302(a) of ERISA or Code section 412(a)), whether or not waived.

          (g) Neither the Company, the Shareholders nor any ERISA Affiliate has incurred or would incur a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from any Plan that has resulted or would result in a withdrawal liability of the Company or any ERISA Affiliate under such Plan.

     3.10 Real Property.
         --------------

          (a) The Company is the owner of good, marketable and insurable title to and owns the real property described on Schedule 3.10(a)(i) (the "Owned Real Property") in fee simple free and clear of all Title Defects (as hereinafter defined) except for the matters listed on Schedule 3.10(a)(ii) (collectively, the "Permitted Exceptions"), and except for those mortgages and collateral assignment of leases and rents set forth in the Title Commitment (as hereinafter defined), all of which mortgages and collateral assignment of leases and rents will be paid off by the Company at the Closing. Neither the Company nor the Shareholders have received notice of any default or breach by the Company or other owner under any Permitted Exception or other Title Defect affecting the Owned Real Property or any portion thereof, no such default or breach now exists, and no event has occurred or is continuing which with notice or the passage of time or both, would constitute a default thereunder. As used herein, "Title Defects" shall mean and include any mortgage, deed of trust, lien, pledge, security interest, claim, lease, sublease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or survey defect, encumbrances, restrictions, limitation or other documents of record. The Owned Real Property is part of the 17 Downing Three condominium and there is no documentation pertaining to the 17 Downing Three condominium and binding upon the owner of the Owned Real Property that is not set forth in that certain title commitment dated November 29, 1999 and revised on January 10, 2000 and January 27, 2000 issued by Fidelity National Title Insurance Company of New York known as File No. NYN99-4455-MA and Commitment No. 99-03193MA (the "Title Commitment"). Neither Shareholder has any knowledge of any material adverse change in the financial condition or prospects of the 17 Downing Three condominium since the date of such most recent certified financial statement.

          (b) Schedule 3.10(b)(i) contains a true, correct and complete list and summary of all the leases, subleases, licenses and other agreements under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property (such land, buildings and other improvements being herein called collectively, the "Leased Property"; the Owned Real Property and the Leased Real Property are collectively herein being referred to as the "Real Property").
Schedule 3.10(b)(ii) contains a true, correct and complete list and summary of all leases, subleases and other agreements under which the Company gives another Person the right to use or occupy, now or in the future, the Real Property. All agreements set forth on Schedule 3.10(b)(i) and 3.10(b)(ii) are hereinafter called collectively, the "Real Property Contracts." The Shareholders have heretofore delivered to the Buyer Group true and correct copies of all Real Property Contracts. Each Real Property Contract is in full force and effect, all rent and other sums and charges payable by or to the Company thereunder are current, no written notice of default or termination under any Real Property Contract is outstanding, no termination event or condition or default which has remained uncured beyond applicable cure periods on the part of the Company or any other Person exists under any Real Property Contract, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. The Company has a valid and enforceable leasehold interest in the Leased Real Property, subject to no Liens or Title Defects which interfere with the operation of the Company's business. No Affiliate (as defined in Section 3.15) of the Company is the owner of, or has any ownership, economic or similar interest in, any lease, sublease, license or other agreement concerning the Real Property except as set forth in Schedule 3.10(b)(ii). Except as set forth in
Schedule 3.10(b)(i) and Schedule 3.10(b)(ii), none of the Real Property Contracts have been amended, modified or extended as of the date hereof. Except as set forth in Schedule 3.10(b)(ii), the Company maintains actual and exclusive possession of the Real Property.

          (c) The Shareholders have heretofore delivered to the Buyer Group a true, correct and complete copy of the most recent title insurance policy with respect to each parcel of the Owned Real Property. Except as set forth in
Schedule 3.10(b)(ii), there are no leases, subleases, licenses or other agreements granting to any person other than the Company any right to the possession, use or occupancy of the Real Property and no Person has any rights to acquire, lease, sublease or otherwise occupy the Real Property or any part thereof or to otherwise obtain any interest therein, and there are no outstanding options, rights of first refusal or rights of reverter relating to the Real Property or any interests therein; however, certain transfers of interests in the Owned Real Property are subject to the approval of the Trustees of the 17 Downing Three condominium. All of the lands, buildings, structures and other improvements used by the Company in the conduct of its business are included in the Real Property and the Real Property is all the real property necessary to conduct the Company's business. Except as set forth in Schedule 3.10(c), there are no service or maintenance contracts, management agreements or similar agreements relating to the Real Property. There has been no service, material or other work provided or supplied to the Real Property that has not been paid in full, except as set forth in Schedule 3.10(c). All brokerage commissions, finders fees and all similar charges or fees arising out of or relating to any of the Real Property Contracts have been paid.

          (d) With respect to the Real Property, (i) there is a right of ingress and egress and direct access to public thoroughfares to and from the Real Property, (ii) the Real Property has adequate water supply and sewer service for the present use thereof and all sewer service and water supply facilities required for the present use of the Real Property are properly and fully installed and operating, and (iii) all curb cut and street opening permits or licenses required for vehicular access to and from any part of the Owned Real Property to any adjoining public street have been obtained and, if required, paid for by the Company and are in full force and effect. The Seller Group has heretofore delivered to the Buyer Group true, correct and complete copies of any certificate or certificates of operation for any incinerator, boiler or other burning equipment on the Real Property.

          (e) All licenses, permits, franchises, approvals, authorizations and certificates of occupancy (collectively, the "Approvals"), of all Governmental Entities having jurisdiction over the Real Property or from all insurance companies and fire rating and other similar boards and organizations in connection with the construction, use, occupancy and maintenance of the Real Property are in full force and effect in accordance with the respective terms thereof, and none of the Approvals has been amended, assigned, pledged or otherwise transferred. There is no alteration, improvement or change in use of any building or other improvement located on the Real Property that would require any new Approvals or amendment of an existing Approval. The condition and use of the Real Property conforms to each Approval. The Company is in compliance with all Laws including, without limitation, those relating to zoning, building, subdivision and land use restrictions that are applicable to any portion of the Real Property or any buildings, plants or improvements owned by the Company (collectively, "Real Property Laws"), and the Company has not received any notice of violation or claimed violation of any Real Property Law. The Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Real Property Law and the continued existence, use, occupancy and operation of the Real Property, is not dependent on any special permit, exception, approval or variance.

          (f) The Real Property including, without limitation, all building systems and equipment, all structural components, the roof, the basement, all plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, and all sewer, waste water, storm water, paving and parking equipment, systems and facilities, are fully installed, operating, in good condition and repair and adequate for the conduct of the Company's business as presently and as proposed to be conducted, there are no defects in the same that would hinder or impair business or operations of the Company and no extraordinary repair or improvement expense with respect thereto are anticipated during the two years following the Closing Date. The electricity service and all other public or private utilities ("Utilities") serving the Real Property are fully installed and operating, adequate for the conduct of the Company's business as presently and as proposed to be conducted, and enter the Real Property through adjoining public streets or through valid easements across adjoining private lands, and all installation, connection and capital recovery charges in connection with the Utilities have been paid in full.

          (g) There is no pending, proposed, contemplated or anticipated (i) annexation, condemnation, eminent domain or similar proceeding affecting, or that may affect, all or any portion of the Real Property, (ii) proceeding to change or redefine the zoning classification of all or any portion of the Real Property, (iii) imposition of any special or other assessments against the Real Property for public betterments or otherwise, (iv) special assessments affecting the Real Property or any portion thereof that are or would be payable by the Company and could result in a Lien against any of the Real Property, (v) change in any applicable Law relating to the use, occupation or operation of the Real Property, (vi) tax certiorari proceeding with respect to any Real Property,
(vii) changes in road patterns or grades that may adversely affect access to any roads providing means of ingress or egress from the Real Property, or (viii) increases in the common charges of the 17 Downing Three condominium or assessments pertaining thereto.

          (h) Neither the Company nor any Shareholder has received notice from any Governmental Entity, insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of the Real Property, and there are no outstanding requirements or recommendations from any of the foregoing.

          (i) There has been no damage to any portion of the Real Property caused by fire or other casualty that has not been completely repaired and restored.

          (j) No portion of the Real Property is located in a special flood hazard area designated by federal governmental authorities.

          (k) Copies of the current real estate tax bills for the Real Property have been delivered to the Buyer Group by the Shareholders. Said bills, with respect to the Real Property, cover the whole of the Real Property and do not cover or apply to any other property. No application or proceeding is pending with respect to a reduction of the taxes on the Real Property.

          (l) The Company does not owe any monies to any contractor, subcontractor or materialman for labor or materials performed, rendered or supplied in connection with any Real Property for which such person could claim a lien against any of the Real Property.

          (m) Neither the Company nor any Shareholder has transferred any development rights applicable to the Real Property.

     3.11 Intellectual Property; Computer Software.
          ----------------------------------------

          (a) Schedule 3.11(a) lists all items of intellectual property including, without limitation, trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, copyrights, copyright registrations, patents, know-how and all applications therefor that are owned by any Shareholder, the Company or any other Person and used by the Company in the operations of its business, (collectively, "Intellectual Property"), and there are no pending or threatened claims by any Person relating to the Company's use of any Intellectual Property. Except as set forth in Schedule 3.11(a), the Company has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens) the Intellectual Property as are necessary to permit the Company to conduct its business and the Company is not obligated to pay any royalty or similar fee to any Person in connection with the Company's use or license of any of the Intellectual Property.

          (b) Except as set forth on Schedule 3.11(b), the Company has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), the computer software programs including, without limitation, application software that are used by the Company and that are material to the conduct of its business as currently conducted, as are necessary to permit the conduct of its business as currently conducted. None of the Company's ownership rights or rights to use any of the computer programs referred to above will be adversely affected by any of the transactions contemplated hereby.

     3.12 Tangible Personal Property; Capital Budget.
          ------------------------------------------

          (a) Except as set forth on Schedule 3.12(a), the Company has good, marketable and valid title to all tangible personal property used in its business or located on its premises free and clear of all Liens.

          (b) All material items of machinery, equipment, tooling and other tangible personal property owned or leased by the Company and used in the conduct of its business (other than items of inventory) are listed in the detailed fixed assets ledger of the Company attached to Schedule 3.12(b) (collectively, the "Personal Property"). The Personal Property conforms in all material respects to all requirements of applicable Laws. All of the items of machinery and equipment included within the Personal Property are fully operational and operating in the ordinary course of the Company's business, as applicable, are in good operating condition and in a good state of maintenance and repair, are adequate for use in the conduct of the Company's business as previously conducted and as proposed to be conducted on an efficient and profitable basis.

          (c) Schedule 3.12(c) includes a true, correct and complete capital budget for the fiscal year ending April 30, 2000. Except as set forth on
Schedule 3.12(c), no capital expenditures are contemplated by the Company.

     3.13 Material Contracts.
          ------------------

          (a) Schedule 3.13 sets forth a true, complete and correct list of every note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, undertaking, understanding, covenant, agreement or other instrument or document (each, a "Contract") to which the Company or any Shareholder is a party or by which any of their respective properties or assets may be bound or otherwise subject that: (i) provides for aggregate future payments by the Company or to the Company of more than $15,000 and has an unexpired term exceeding three (3) months and may not be canceled upon thirty (30) days notice without any liability, penalty or premium (excluding purchase orders and invoices arising in the ordinary course of business); (ii) was entered into by the Company with any of the Shareholders, or an officer, director or significant employee of the Company; (iii) is a collective bargaining or similar agreement; (iv) guarantees or indemnifies or otherwise causes the Company to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by the Company; (v) involves an agreement with any bank, finance company or similar organization; (vi) restricts the Company from engaging in any business or activity anywhere in the world; (vii) is an employment agreement, consulting agreement or similar arrangement with any employee of the Company; (viii) is a lease of real property; or (ix) is otherwise material to the rights, properties, assets, business or operations of the Company (the foregoing, collectively, "Material Contracts"). The Seller Group has heretofore provided true, complete and correct copies of all Material Contracts to the Buyer.

          (b) Except as set forth in Schedule 3.13: (i) each of the Material Contracts is in full force and effect, (ii) there is not, and there has not been, claimed or alleged by any Person with respect to any Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Company, or to the knowledge of the Shareholders, on the part of any other party thereto and (iii) no Consent from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such Consents that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and copies of such Consents have been delivered to the Buyer Group.

          (c) Each of the Contracts to which the Company is a party and that is not listed on Schedule 3.13 does not involve the payment by the Company or to the Company of more than $15,000 (excluding purchase orders received from customers in the ordinary course for the sale of products at standard prices, or purchase orders given to suppliers in the ordinary course of business for the purchase of products at standard prices) and is not otherwise material, individually or together with one or more Contracts, to the Company or its business.

     3.14 Taxes.
          -----

          (a) Except as set forth in Schedule 3.14(a):

               (1) the Company has (A) duly and timely filed or caused to be filed with Tax Authority each Tax Return that is required to be filed by or on behalf of the Company or that includes or relates to the Company, its income, sales, assets or business, which Tax Return is true, correct and complete, (B) duly and timely paid in full, caused to be paid in full, all Taxes due and payable on or prior to the Closing Date, and (C) properly accrued on the books and records of the Company (including, but not limited to, the Six Month Balance Sheet) in accordance with generally accepted accounting principles a provision for the payment of all Taxes due or claimed to be due or for which the Company otherwise is or may be liable;

               (2) the Company has not requested an extension of time within which to file any Tax Return in respect of any Tax period which has not since been filed;

               (3) the Company has complied in all respects with all applicable laws relating to the payment, collection or withholding of any Tax, and the remittance thereof to any and all Tax Authorities, including, but not limited to, Code sections 1441, 1442, 1445 and 3402;

               (4) there is no lien for Taxes upon any asset or property of the Company (except for any statutory lien for any Tax not yet due);

               (5) the Company does not have, and is not expected to have, any liability in respect of any Tax as a transferee or successor of any Person (including, but not limited to, any liability arising under Treas. Reg. Section1.1502-6), and the Company is not, and never has been, a party to any Tax allocation, Tax indemnification or Tax sharing contract or agreement;

               (6) all Taxes assessed or proposed to be assessed with respect to the Company's income, sales, assets or business, or for which the Company is or may be liable have been paid;

               (7) any assessment, deficiency or adjustment related to or in connection with any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business that is or was required to be reported to any Tax Authority has been so reported, and any additional Taxes owed with respect thereto have been paid;

               (8) no Tax Proceeding has ever occurred or is pending, proposed, or threatened with respect to any Tax, the payment, collection or withholding of any Tax or any Tax Return filed by or on behalf of the Company;

               (9) the statute of limitations for any Tax Proceeding or the assessment or collection of any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business has never been extended or waived;

               (10) there is no outstanding subpoena or request for information or documents from any Tax Authority with respect to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

               (11) the Company has never entered into any agreement with any Tax Authority (including, but not limited to, any closing agreement within the meaning of Code section 7121 or any analogous provision of applicable law or any agreement relating to transfer or intercompany pricing) or requested or received a private letter or other ruling from any Tax Authority relating to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

               (12) the Company is not a party to any contract, agreement or other arrangement that could result, alone or in conjunction with any other contract, agreement or other arrangement, in the payment of any amount that would not be deductible by reason of Code sections 162, 280G or 404 or any similar provision of applicable law;

               (13) the Company is not a "consenting corporation" within the meaning of Code section 341(f) or any similar provision of applicable law and has not agreed to have Code section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code section 341(f)(4)) owned by the Company;

               (14) the Company does not have any "tax-exempt use property" within the meaning of Code section 168(g) or Code section 168(h) or any similar provision of applicable law with respect to the Company, its income, sales, assets or business;

               (15) none of the assets of the Company is required to be treated as being owned by any other person pursuant to any provision of applicable law, including, but not limited to, the "safe harbor" leasing provisions of Code section 168(f)(8) as in effect prior to the repeal of those "safe harbor" leasing provisions;

               (16) the Company is not, nor has it been, a "United States real property holding corporation" within the meaning of Code section 897(c)(2) at any time during the applicable period referred to in Code section
897(c)(1)(A)(ii);

               (17) no election under Code section 338 or any similar provision of applicable law has been made or required to be made by or with respect to the Company (or a subsidiary, if any, of the Company);

               (18) the Company (i) has not adjusted or changed or received any request, demand, or proposal from a Tax Authority to adjust or change any accounting method, (ii) is not required to include in income any adjustment pursuant to Code section 481(a) (or any similar provision of applicable law) by reason of a change in accounting method, and (iii) has neither deferred any income to a period after the Closing Date that has economically accrued or is otherwise attributable to a period prior to the Closing Date nor accelerated any deductions into a period ending on or before the Closing Date that will or may economically accrue after the Closing Date;

               (19) there is no power of attorney in effect relating to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

               (20) no jurisdiction where the Company does not file a Tax Return has made or threatened to make a claim that the Company is required to file a Tax Return for such jurisdiction;

               (21) the Company and the Shareholders, to the extent permitted by Law, have closed (or taken all action necessary to permit the Company or the Buyer Group to close) each Tax Period that begins prior to the Closing Date as of the close of day immediately preceding the Closing Date or on the Closing Date; and

               (22) Schedule 3.14 sets forth a list of all elections currently in effect (or made within the five most recent Tax periods ending on or prior to the Closing Date) with respect to any Tax or Tax Return.

          (b) With respect to the Merger,

               (1) the only consideration to be received, directly or indirectly, by the Shareholders pursuant to the Merger is the consideration set forth in section 2.3 and section 2.4;

               (2) at least fifty percent (50%) of the aggregate value of all Company Shares outstanding immediately prior to the Merger is preserved in the Merger within the meaning of Treas. Reg.Section.1.368-1(e), and neither the Shareholders nor the Company nor any Person related to the Seller Group has redeemed or acquired nor does the Seller Group or any Person related (within the meaning of Treas. Reg.Section.1.368-1(e)(3)) to the Seller Group have any plan or intention to redeem or acquire any Company Shares or make an extraordinary distribution (within the meaning of Treas. Reg.Section.1.36-1T(e)(1)(ii)(A)) with respect to any Company Shares;

               (3) the Buyer will acquire at least ninety percent (90%) of the fair market value of the Company's net assets and at least seventy percent (70%) of the fair market value of the Company's gross assets held immediately prior to the Merger (as determined in accordance with Rev. Proc. 77-37, 1977-2 C.B. 568, as amended, modified or supplemented) (treating, for purposes of this paragraph, any amounts paid by the Company to the Shareholders who received cash or other property in connection with the Merger, Company assets used to pay reorganization expenses, and all redemptions and distributions made by the Company other than regular normal dividends, as assets of the Company held immediately prior to the Merger);

               (4) any liabilities of the Company assumed by the Buyer and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business;

               (5) the Shareholders will pay their respective expenses, if any, incurred in connection with the Merger, and the Buyer will not assume any expenses of the Shareholders in connection with the Merger;

               (6) there is no intercorporate indebtedness existing between the Buyer and the Company that was issued, acquired, or will be settled at a discount;

               (7) the Company is not an investment company as defined in Code section 368(a)(2)(F);

               (8) the fair market value of the assets of the Company exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets of the Company are subject;

               (9) the Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code section 368(a)(3)(A);

               (10) none of the compensation received by any Shareholder will be separate consideration for, or allocable to, any of the Company Shares; none of the MedSource Shares received by any Shareholder will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

               (11) no part of the Company Shares exchanged for the MedSource Shares in the Merger will be received by any Shareholder as a creditor, employee or in any capacity other than that of a Company shareholder;

               (12) the Company and the Shareholders will treat the Merger as a reorganization within the meaning of Code sections 368(a)(1)(A) and 368(a)(2)(D) and will report, disclose, account for and maintain all records relating to the Merger as such;

               (13) neither the Company nor the Shareholders shall take any position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Code sections 368(a)(1)(A) and 368(a)(2)(D); and

               (14) neither the Company nor the Shareholders has taken or shall take any actions either prior to, in connection with or subsequent to the Merger that will prevent the Merger from qualifying as a reorganization within the meaning of Code sections 368(a)(1)(A) and (a)(2)(D).

          (c) Schedule 3.14(c) sets forth a list of all jurisdictions (foreign and domestic) in which any Tax Returns have been filed by or on behalf of the Company, or with respect to the Company's income, assets or business since December 31, 1995 and a description of each such Tax Return and the period for which it was filed.

          (d) Schedule 3.14(d) sets forth a list of all jurisdictions (foreign and domestic) in which state income, franchise and other Tax Returns referred to in clause (a)(1) have been the subject of Tax Proceedings and a description of each such Tax Return and the period for which it was filed.

          (e) The Seller Group has provided to the Buyer Group: (i) a copy of all Tax Returns filed since December 31, 1995, and (ii) all audit reports, closing agreements, letter rulings, or technical advice memoranda relating to any Taxes for which the Company is or may be liable with respect to the Company's income, assets or business.

          (f) For purposes of this Agreement,

               (1) "Tax" means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature including, without limitation, any net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other tax, duty, fee, assessment or charge of any kind whatsoever, imposed by any Tax Authority, including any liability therefor as a transferee (including without limitation under Code section 6901 or any similar provision of applicable law), as a result of Treas. Reg. Section.1.1502-6 or any similar provision of applicable law, or as a result of any tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

               (2) "Tax Authority" means any branch, office, department, agency, instrumentality, court, tribunal, officer, employee, designee, representative, or other Person that is acting for, on behalf or as a part of any foreign or domestic government (or any political subdivision thereof) that is engaged in or has any power, duty, responsibility or obligation relating to the legislation, promulgation, interpretation, enforcement, regulation, monitoring, supervision or collection of or any other activity relating to any Tax or Tax Return.

               (3) "Tax Proceeding" means any audit, examination, review, reassessment, litigation or other administrative or judicial proceeding relating to any Tax for which the Company is (or is asserted to be) or may be liable, the collection, payment or withholding of any Tax, or any Tax Return filed by or on behalf of the Company.

               (4) "Tax Return" means any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any amendment to any of the foregoing (including without limitation any consolidated, combined or unitary return) submitted or required to be submitted to any Tax Authority.

               (5) "Treas. Reg." means any temporary, proposed or final regulation promulgated under the Code.

     3.15 Affiliated Party Transactions. Except for (i) obligations arising
          -----------------------------
under this Agreement, (ii) the lease agreement and the purchase agreement with P.C. Card Packaging, Inc., a Massachusetts corporation ("P.C. Card"), which agreements are more fully described on Schedule 3.15 hereto, and copies of which have been delivered to the Buyer Group, and (iii) as set forth on Schedule 3.15 hereto, as of the Closing Date neither the Company nor any of its affiliates, nor any Shareholder or any of their respective affiliates or immediate family (collectively, the "Affiliates"), will have, directly or indirectly, any obligation to or cause of action or claim against the Company.

     3.16 Environmental Matters. Except as set forth on Schedule 3.16:
          ---------------------

          (a) The Company is in compliance with, and its business has been conducted in compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

          (b) No Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C.Section.6901 et seq., is on or ever was listed or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Section.9601 et seq., or on any similar state list of sites requiring investigation or cleanup;

          (c) Neither the Shareholders nor the Company has received any notice that remains pending or outstanding with respect to its business or any Site from any Governmental Entity or Person alleging that the Company is not in compliance with any Environmental Law;

          (d) There has been no Release (as defined below) caused by the acts or omissions of the Company or the Shareholders, or its or their agents, employees or representatives, of a Hazardous Substance (as defined below) at, from, in, to, on or under any Site and no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim (as defined below) against the Company;

          (e) There are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site resulting from acts or omissions of the Company or the Shareholders, or its or their agents, employees or representatives, and there have been no such corrective actions, whether still pending or otherwise;

          (f) The Company has obtained and holds all necessary Environmental Permits, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

          (g) There are no past or pending, or to the knowledge of the Shareholders or the Company, threatened, Environmental Claims against the Company, and neither the Company nor the Shareholders is aware of any facts or circumstances that could be expected to form the basis for any Environmental Claim against the Company;

          (h) Neither the Company, any entity previously owned by the Company, nor any predecessor of the Company, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that could result in an Environmental Claim against the Company;

          (i) At any Site, there are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment, (iii) asbestos containing material, or (iv) recognized environmental condition, as defined by ASTM E1527-97; and

          (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of the Company with respect to any Site or any transportation, handling or disposal of any Hazardous Substance that has not been delivered to the Buyer Group prior to execution of this agreement.

          (k) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (written or oral), whether criminal or civil (collectively, "Claims"), pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential: (A) violation of or liability under any Environmental Law, (B) violation of any Environmental Permit, or (C) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any Licenses or Consents required by any Governmental Entity under or in connection with any Environmental Law; (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Company, any predecessors of the Company or any entities previously owned by the Shareholders or the Company, including all soil, subsoil, surface waters and groundwater thereat.

     3.17 No Brokers. Neither the Company nor the Shareholders has employed, or
          ----------
otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement, except that Rusconi Company has provided financial advisory services to the Shareholders in connection with the transactions contemplated by this Agreement.

     3.18 Accounts Receivable and Accounts Payable. All accounts receivable and
          ----------------------------------------
all accounts payable of the Company have arisen from bona fide transactions in the ordinary course of the Company's business consistent with past practice and established in the ordinary course of such Company's business consistent with past practice. Each of the accounts receivable of the Company either has been or will be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first becomes due and payable. The Company has since September 30, 1999 collected and will collect the accounts receivable in the ordinary course of its business consistent with past practice and has not and will not accelerate or otherwise alter its collection practices. Since September 30, 1999, the Company has not and will not delay or alter in any way the payment by the Company under any of its accounts payable in a way inconsistent with its ordinary course of business.

     3.19 Inventories. As reflected on the Company Financial Statements, the
          -----------
inventories of the Company's business have been valued at the lower of cost (on the first-in, first-out method) or market in accordance with GAAP, consistently applied, and the value of obsolete materials and materials of below standard quality has been written down in accordance with GAAP, consistently applied. Except as reflected in the Six-Month Balance Sheet referred to in section 3.5, the inventories of the Company's business contain no material amount of items not salable or usable within twelve (12) months from the date thereof at normal profit margins consistent with historical sales practices. Except as set forth in Schedule 3.19, the Company is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

     3.20 Product Claims. No product liability claim is pending, or to the best
          --------------
knowledge of the Shareholders or the Company, threatened, against the Company or against any other party with respect to the products of the Company's business.
Schedule 3.20 lists all service and product liability claims seeking damages in excess of $1,000 asserted against the Company (or in respect of which any member of the Seller Group has received notice) with respect to the products of the Company's business or the Company during the last five (5) years. Claims not listed on Schedule 3.20 do not aggregate more than $10,000.

     3.21 Warranties and Returns. Schedule 3.21 sets forth a summary of the
          ----------------------
practices and policies followed by the Company with respect to warranties and returns of any products manufactured or sold by it, whether such practices are oral or in writing or are deemed to be legally enforceable. Except as set forth on Schedule 3.21, there is not presently, nor has there been since December 31, 1996, any failure or defect in any product sold by the Company that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product, nor has there been any acceptance of material quantities of returned or defective goods of the Company.

     3.22 Assets Utilized in the Business. The assets, properties and rights
          -------------------------------
owned, leased or licensed by the Company and used in connection with the Company's business and that will be owned, leased or licensed by the Company as of the Closing, and all the agreements to which any Shareholder or the Company is a party relating to the Company's business, constitute all of the properties, assets and agreements necessary to the Company in connection with the operation and conduct by the Company of its business as presently and as proposed to be conducted. As a result of the Merger, upon the Closing the Buyer will obtain good title to all of such assets, properties and rights, free and clear of all Liens.

     3.23 Insurance. Schedule 3.23 contains a complete and correct list of all
          ---------
policies of insurance of any kind or nature covering the Company, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance. All such policies (i) are sufficient for compliance with all material requirements of law and of all applicable material agreements; and
(ii) are valid, outstanding and enforceable policies. Complete and correct copies of such policies have been furnished to the Buyer Group. All such insurance policies or comparable coverage shall be continued in full force and effect through the Closing Date. Since April 30, 1996, the Company has not been denied any insurance coverage which it has requested.

     3.24 Delivery of Documents; Corporate Records. The Seller Group has
          ----------------------------------------
heretofore delivered or made available to the Buyer Group true, correct and complete copies of all documents, instruments, agreements and records referred to in this Article 3 or in the Schedules to this Agreement and copies of the minute and stock record books of the Company. The minute and stock record books of the Company contain true, correct and complete copies of the records of all meetings and consents in lieu of a meeting of the Board of Directors (and all committees thereof) and the shareholders of the Company since the date of its incorporation.

     3.25 Customers, Suppliers and Distributors. Schedule 3.25 sets forth (i)
          -------------------------------------
the sales of the Company for the fiscal year ended April 30, 1999 and the sales of the Company for the six months ended October 31, 1999, (ii) the ten customers with the highest dollar volume of purchases from the Company during each of those periods indicating the approximate total sales to each of those customers; and (iii) the ten largest suppliers and the ten largest distributors of the Company during each of those periods. There has not been any adverse change in the business relationship of the Company with any such customer, supplier or distributor, and neither the Shareholders or the Company is aware of any threatened loss of any such customer, supplier or distributor.

     3.26 Labor Matters. There are no labor strikes, slow-downs or stoppages or
          -------------
other labor troubles pending or, threatened with respect to the employees of the Company; no representation questions exist; there is no collective bargaining agreement binding on the Company and there is no agreement which restricts the Company from relocating or closing any or all of its businesses or operations; there are no grievances asserted that might have an adverse effect upon the Company's business, or the financial condition or prospects of the Company, nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Company has not experienced any work stoppage during the last five (5) years.

     3.27 Bank Accounts. Schedule 3.27 sets forth the names and locations of all
          -------------
banks, depositories and other financial institutions in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

     3.28 Directors, Officers and Certain Employees. Schedule 3.28 sets forth a
          -----------------------------------------
complete and correct list of the names, current annual salary, bonus and title, for each director and officer and each other employee of the Company who is a party to an employment agreement with the Company or who received annual compensation during the Company's most recently ended fiscal year, or who is entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $30,000. Neither the Company nor any Shareholder is aware of any employee in the Company's senior management who intends to terminate his or her employment relationship with the Company, either as a result of the transactions contemplated hereby or otherwise.

     3.29 Year 2000. Except as set forth on Schedule 3.29, all of the Company's
          ---------
systems, software, data and databases (other than data provided to it by its customers) (collectively, the "Systems") are Year 2000 Compliant (as hereinafter defined). For purposes of this Agreement, "Year 2000 Compliant" shall mean: (i) the occurrence in or use by the Systems of dates before, on or after January 1, 2000 will not adversely affect the performance of the Systems with respect to date-dependent data, computations, output or other functions, including, without limitation, calculating, comparing and sequencing; (ii) the Systems will not abnormally end or provide invalid or incorrect results as a result of date-dependent data; and (iii) the Systems can accurately recognize, manage, accommodate and manipulate date-dependent data, including, without limitation, single century formulas and leap years.

     3.30 No Misstatements or Omissions. No representation or warranty by any
          -----------------------------
Shareholder or the Company contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Buyer Group or hereafter furnished to the Buyer Group pursuant to this Agreement on the part of any member of the Seller Group contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     3.31 Investment Undertaking. The Shareholders confirm that the shares of
          ----------------------
MedSource Common Stock to be issued to them pursuant to this Agreement will be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 ("Rule 144"). The Shareholders are acquiring such shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933. The Shareholders understand that such shares issued hereunder may not be disposed of for a period of at least one year (and possibly two years) pursuant to Rule 144. The Shareholders understand that each must bear the economic risk of the investment indefinitely because such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act of 1933 and applicable state securities laws or an exemption from registration is available. Each Shareholder is a sophisticated investor who either (i) has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of this investment in the securities being acquired hereunder, or (ii) has obtained independent professional financial advice sufficient to enable him to evaluate the merits and risks of this investment in the securities being acquired hereunder. After MedSource has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, MedSource shall use its best efforts to file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder to the extent required to enable the holders of the MedSource Shares to sell such Shares pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

     3.32 Conduct of Business. Since September 30, 1999, the Company has
          -------------------
conducted its business in the ordinary course, consistent with past practice, and in such a manner that would not result in a Material Adverse Effect. Without limiting the generality of and in addition to the foregoing, prior to the Closing Date, neither the Shareholders nor the Company has, except as the Buyer may have otherwise consented to in writing, permitted the Company to:

          (a) amend its Articles of Organization or Bylaws;

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distributions (whether in cash, stock or property or any combination thereof) to any Shareholder or otherwise in respect of its capital stock or redeem or otherwise acquire any of its securities, or make any payments or distributions to the Shareholders, the Affiliates, or any Person (other than institutional bank lenders) to which the Company had, prior to Closing, any liability (other than trade accounts payable incurred in the ordinary course of business, subject to the provisions of
Article 5) or any officer or director of the Company, except, as more fully described in Schedule 3.32(c): (i) employment compensation to the Shareholders in annualized amounts not exceeding such payments made or accrued by the Company in the year ended April 30, 1999; (ii) amounts which were necessary for the Shareholders to pay federal and state income taxes on the pretax income earned during the period commencing April 1, 1998; and (iii) amounts which were due to Affiliates for rental of real property and equipment and royalties paid in connection with Intellectual Property used by the

Company in its business, in each case in annualized amounts not to exceed payments made or accrued by the Company in the year ended April 30, 1999;

          (d) (i) incur or assume any indebtedness other than trade payables incurred in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to employees in the ordinary course of business in accordance with past practices);

          (e) except as set forth on Schedule 3.32(e), enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, or increase in any manner the compensation or fringe benefits of any employee or paid any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

          (f) except as set forth on Schedule 3.32(f), acquire, sell, lease, transfer or dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice or entered into any material commitment or transaction;

          (g) except as may be required by law, take any action to terminate or materially amend any of its employee benefit plans with respect to or for the benefit of employees;

          (h) modify any policy or procedure with respect to credit to customers or collection of receivables;

          (i) pay, discharge or satisfy before it was due any claim or liability of the Company or fail to pay any such item in a timely manner, in each case given the Company's prior practices;

          (j) cancel any debts or waive any claims or rights of substantial value;

          (k) except to the extent required by applicable law, change any accounting principle or method or make any election for purposes of foreign, federal, state or local income Taxes;

          (l) take or suffer any action that would result in the creation, or consent to the imposition, of any Lien on any of the properties or assets of the Company;

          (m) except as set forth in Schedule 3.32(m), make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of $15,000;

          (n) except in the ordinary course of business consistent with past practice, amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Material Contract, License or Consent.

          (o) except in the ordinary course of business consistent with past practice, exercise any right or option under or extended or renewed any Material Contract; or

          (p) enter into any Contract to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

     3.33 Notice of Developments. Prior to the Closing Date, the Seller Group
          ----------------------
shall promptly notify the Buyer Group, and vice versa, in writing of: (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any material breach of a representation or warranty or covenant of the Seller Group or the Buyer Group, as the case may be, in this Agreement or which could have the effect of making any representation or warranty of the Seller Group or the Buyer Group, as the case may be, in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company or MedSource, as the case may be.

     3.34 Equipment and Other Assets. The Shareholders have, and have caused
          --------------------------
their respective Affiliates (except P.C. Card) and other Persons affiliated with them to, contribute to the Company all assets (including, without limitation, all equipment, intellectual property, real estate or other assets) owned by any of them that are used or usable by the Company. Any consideration received in connection with such transactions shall reduce by the same amount the Cash Consideration.

     3.35 Repayment of Certain Obligations to the Company. The Shareholders have
          -----------------------------------------------
paid in full, and have caused their respective Affiliates and other Persons affiliated with them to pay in full, to the Company the outstanding amount of all obligations, if any, of the Shareholders and such Persons (including, without limitation, an amount equal to all outstanding principal and interest on all indebtedness of the Shareholders or such Persons) to the Company and all claims, if any, of the Company against the Shareholders and Affiliates, in full satisfaction thereof.

4. Representations and Warranties of the Buyer and MedSource. Each of the Buyer and MedSource, jointly and severally, represents and warrants to the Shareholders and the Company as follows:

     4.1 Organization of the Buyer Group. Each of the Buyer and MedSource is a
          ------------------------------
corporation duly organized, validly existing and in good standing under the laws of its respective states of organization or incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a Material Adverse Effect on MedSource. Each of the Buyer and MedSource is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Material Adverse Effect on MedSource. The Buyer Group has heretofore delivered to the Seller Group true and correct copies of the Certificate of Incorporation and Bylaws of each of the Buyer and MedSource as currently in effect.

     4.2 Authorization; Validity of Agreement. Each of the Buyer and MedSource
         ------------------------------------
has the requisite corporate power and authority to execute, deliver and perform this Agreement and each other agreement executed or to be executed by each of the Buyer or MedSource pursuant to the terms of this Agreement (collectively, the "Buyer Acquisition Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Buyer and MedSource of this Agreement and the other Buyer Acquisition Agreements to which the Buyer or MedSource is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Buyer and MedSource and, where necessary, the shareholders of the Buyer and MedSource, and no other corporate proceedings on the part of the Buyer and MedSource are necessary to authorize the execution, delivery and performance of this Agreement and the other Buyer Acquisition Agreements by the Buyer and MedSource, as the case may be, and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement and each Buyer Acquisition Agreement has been duly executed and delivered by the Buyer and MedSource, as the case may be, and is a valid and binding obligation of the party signatory thereto, enforceable against such party in accordance with its terms.

     4.3 No Violations; Consents and Approvals.
         -------------------------------------

          (a) The execution, delivery and performance of this Agreement and the Buyer Acquisition Agreements by each of the Buyer or MedSource, as the case may be, do not, and the consummation by each of the Buyer and MedSource of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Articles of Organization or Certificate of Incorporation or Bylaws of the Buyer or MedSource, as the case may be, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material Contract to which the Buyer or MedSource is a party or by which the Buyer or MedSource or any of their respective properties or assets may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Buyer or MedSource or any of their respective properties or assets.

          (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement or the Buyer Acquisition Agreements by each of the Buyer and MedSource, as the case may be, or the consummation by the Buyer or MedSource of the transactions contemplated hereby and thereby.

     4.4 Litigation. Except as set forth on Schedule 4.4, there is no Proceeding
         ----------
pending nor, to the knowledge of the Buyer or MedSource, is there any investigation or Proceeding threatened, that involves or affects the Buyer or MedSource, by or before any Governmental Entity or any other Person that if adversely determined would be reasonably likely to have a Material Adverse Effect on MedSource.

     4.5 Compliance with Law; Licenses and Permits.
         -----------------------------------------

          (a) To the knowledge of the Buyer Group, the Buyer Group has, and on the Closing Date will have, complied with all applicable Laws, including but not limited to Laws relating to Taxes, zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes, except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect on the Buyer Group, taken as a whole. Neither the Buyer nor MedSource has received any notice of any material violation of any Law, except for such notices relating to violations that would not be reasonably likely to have a Material Adverse Effect on MedSource.

          (b) To the knowledge of the Buyer Group: (i) MedSource has every License, and every Consent by or on behalf of any Person that is not a party to this Agreement, required for it to conduct its business as presently conducted and (ii) all such Licenses and Consents are in full force and effect and the neither Buyer nor MedSource has received notice of any pending cancellation or suspension of any thereof nor is any cancellation or suspension thereof threatened, except where the failure of any such statement in items (i) or (ii) of this section 4.5(b) to be true relates to a fact or circumstance that would not be reasonably likely to have a Material Adverse Effect on MedSource, taken as a whole. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement, except where any inapplicability or invalidity would not be reasonably likely to have a Material Adverse Effect on MedSource.

     4.6 Capital Structure.
         -----------------

          (a) The authorized capital stock of MedSource consists of:

               (1) 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 100,000 shares have been designated as Series A (the "Series A Preferred Stock"), 400,000 shares have been designated as Series B (the "Series B Preferred Stock"), 65,000 shares have been designated as Series Z (the "Series Z Preferred Stock"); 435,000 shares remain undesignated;

               (2) 40,000,000 shares of MedSource Class A Common Stock.

          (b) As of the date hereof, there were outstanding 4,498,000 shares of MedSource Class A Common Stock, 38,340 shares of Series A Preferred Stock, 332,728 shares of Series B Preferred Stock and 65,000 shares of Series Z Preferred Stock. Also at that date, 1,750,000 shares of MedSource Class A Common Stock were reserved for issuance pursuant to outstanding options, warrants and other convertible securities.

          (c) All outstanding shares of capital stock of MedSource are, and all shares that may be issued pursuant to securities or rights disclosed on Schedule 4.6(c) will, when issued, be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights, except as may be disclosed on Schedule 4.6(c). Except as set forth in this section 4.6 or in Schedule 4.6(c), MedSource does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for the purchase or issuance of any equity securities of MedSource or any securities representing the right to purchase or otherwise receive any shares of capital stock of MedSource.

     4.7 Valid Issuance of Shares, Etc. Each of the MedSource Shares to be
         -----------------------------
issued in the Merger pursuant to the terms of section 2.3(b) will, upon such issuance, be duly authorized, validly issued, fully paid and non-assessable and owned of record by each respective Shareholder free and clear of all Liens other than Liens that may result from acts of the Shareholders.

     4.8 MedSource Financial Statements.
         ------------------------------

          (a) Attached to Schedule 4.8(a) are the audited consolidated balance sheet of MedSource as of July 3, 1999 (the "Audited Balance Sheet"), together with the related statements of operations for the period commencing on March 30, 1999 and ended June 30, 1999, and the unaudited consolidated balance sheet of MedSource as of January 1, 2000 (the "January 1, 2000 Balance Sheet"), together with the related consolidated statements of operations for the period ended January 1, 2000 (all of the foregoing collectively, the "MedSource Financial Statements").

          (b) The Audited Balance Sheet has been audited by Ernst & Young LLP. The reports of that firm are attached hereto as Schedule 4.8(a). That firm is and has been MedSource's only independent auditor for the period covered by the Audited Balance Sheet. The MedSource Financial Statements have been derived from, and agree with, the books and records of MedSource and fairly present the financial position of MedSource as of the respective dates thereof and the results of operations of MedSource for the respective periods set forth therein. The MedSource Financial Statements have been prepared in accordance with GAAP as of the dates and for the periods involved, subject, in the case of the January 1, 2000 Balance Sheet and the related statements of operations for the interim period, to normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, will be material).

     4.9 Compliance with Securities Laws. No outstanding share of capital stock
         -------------------------------
of MedSource has been, and no shares of capital stock of MedSource or other any equity securities to be issued as set forth in Schedule 4.6(c) will be, issued or sold by MedSource in violation of the registration requirements of the federal and applicable state securities laws, except for any violations that would not be reasonably likely to have a material adverse effect on either the Buyer Group or the Seller Group.

     4.10 No Misstatements or Omissions. No representation or warranty by the
          -----------------------------
Buyer or MedSource contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Seller Group or hereafter furnished to the Seller Group pursuant to this Agreement on the part of the Buyer or MedSource Group contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     4.11 Conduct of Business. Since September 30, 1999, the Buyer and MedSource
          -------------------
have conducted their respective businesses in the ordinary course, consistent with past practice, and in such a manner that would not result in a Material Adverse Effect.

5. Other Agreements of the Parties.

     5.1 Tax Returns; Taxes.
         ------------------

          (a) The Buyer Group acknowledges that on and after the Closing Date the Company shall cease to exist as a result of the Merger and, accordingly, any Tax Return referred to in section 3.14 that was not required to be filed prior to the Closing Date shall be filed, or caused to be filed by the Buyer after the Closing Date. A Tax Return caused to be filed by the Shareholders under this section 5.1(a) shall be prepared on a basis consistent with past practice.

          (b) After the Closing Date, the Buyer Group and the Shareholders shall each make available to the other, upon reasonable request, all information, records or other documents relating to any Tax and shall preserve all such information, records or other documents until the date that is six (6) months after the expiration of the statute of limitations applicable to the Tax. In addition, the Buyer Group and the Shareholders shall cooperate with each other upon request in connection with all matters relating to the preparation of any Tax Returns and in connection with any Tax Proceeding. Any investigation, review, comment or discussion by the Buyer Group related to or in connection with the payment of Taxes, the preparation of Tax Returns or drafts of Tax Returns, the filing of Tax Returns, any Tax Proceeding or any provision of this section 5.1 shall not affect the indemnity provisions of Article 9 or limit the scope of such provisions (including but not limited to section 9.1) in any way, or affect any other representations, warranties or obligations of the Seller Group. Each party shall bear its own costs and expenses in complying with the provisions of this section 5.1(b).

          (c) After the Closing Date, the Shareholders shall duly and timely file with the applicable Taxing Authority all Tax Returns required to be filed by them in connection with the transactions contemplated by this Agreement (including without limitation, all Tax Returns relating to any real property or stock transfer Tax, mortgage recording Tax, or any documentary stamp Tax).

     5.2 Non-Disclosure of Confidential Information.
         ------------------------------------------

          (a) From and after the Closing Date, no member of the Seller Group shall divulge, communicate, use to the detriment of the Buyer Group or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets relating to the Company including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data.

          (b) From and after the Closing Date, no member of the Buyer Group shall divulge, communicate, use to the detriment of the Shareholders or P.C. Card or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets relating to the Shareholders or P.C. Card including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data.

     5.3 No Solicitation of Employees, Suppliers or Customers. No Shareholder
         ----------------------------------------------------
shall, and no Shareholder shall permit any Affiliate of such Shareholder to, from and after the Closing Date and for a period of three-years thereafter, directly or indirectly, for itself or on behalf of any other Person, employ, engage or retain any Person who, at any time during the preceding 12-month period, shall have been an employee of the Buyer (except the other Shareholder and Timothy Wilsey), or contact any supplier, customer or employee of the Buyer (except the other Shareholder and Timothy Wilsey) for the purpose of soliciting or diverting any such supplier, customer or employee from the Buyer.

     5.4 Non-Competition.
         ---------------

          (a) Until the fifth anniversary of the Closing Date, no Shareholder shall, and no Shareholder shall permit any Affiliate thereof to, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in any facet of the business of the Company, (ii) engaged in any facet of the business of the Company or compete in any way with the business of the Company, (iii) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that
(x) engages in any facet of the business of the Company, or (y) competes with the business of the Company in any way; provided, however, that notwithstanding the foregoing, the Shareholders and their Affiliates (collectively and not individually) may own up to two percent (2%) of the voting securities of any publicly-traded Company; and provided further, however, that P.C. Card may
                             ----------------  -------
continue its business provided that it does not, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization, engage in the manufacture or sale of medical instruments or other medical devices or components thereof.

          (b) The parties hereto intend that the covenant contained in section 5.4(a) shall be construed as a series of separate covenants, one for each state or country specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in section 5.4(a) above. If in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in section 5.4(a) unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforce.

          (c) Each of the Shareholders acknowledges that the provisions of this section 5.4, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of the Buyer Group and are an essential inducement to the Buyer Group's entering into the Transaction Documents to which it is a party and consummating the transactions contemplated thereby.

          (d) Until the fifth anniversary of the Closing Date, neither the Buyer nor MedSource shall, and neither the Buyer nor MedSource shall permit any Affiliate thereof to, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization, engage in the manufacture, distribution or sale of solid memory packaging for non-medical related applications which in any way competes with any business conducted by P.C. Card. Notwithstanding the foregoing, the restrictions contained in this Section 5.4(d) shall terminate and be of no force or effect upon any termination of the restrictions on any Shareholder contained in Section 5.4(a) hereof or Section 6 of any Shareholder's employment agreement referred to in Section 5.7 hereof.

     5.5 Other Actions. Each of the parties hereto shall use all reasonable
         -------------
efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

     5.6 Stockholders' Agreement and Registration Rights Agreement. At the
         ---------------------------------------------------------
Closing, each Shareholder shall enter into a stockholders' agreement with MedSource in the form of Exhibit 5.6A (the "Stockholders' Agreement") and a registration rights agreement in the form of Exhibit 5.6B (the "Registration Rights Agreement").

     5.7 Employment and Non-Competition Agreements. At the Closing, each of the
         -----------------------------------------
Shareholders shall enter into an Employment and Non-Competition Agreement with MedSource, in the form attached hereto as Exhibit 5.7A for Donald R. Rochelo (the "Donald R. Rochelo Employment Agreement") and Exhibit 5.7B for Donna L. Rochelo (the "Donna L. Rochelo Employment Agreement").

     5.8 Interests in Real Property. (a) At the Closing, the Shareholders shall
         --------------------------
cause the Company to obtain, and the Company shall obtain and deliver to the Buyer Group, the following documents with respect to the transfer of interests in real property:

               (i) The Articles of Merger executed by the Company;

               (ii) (A) a validly issued permanent certificate of occupancy for each of the buildings comprising a part of the Real Property; (B) to the extent in the possession of the Seller Group, all licenses and permits, authorizations and approvals pertaining to the Real Property; and (C) to the extent in the possession of the Seller Group, all guarantees and warranties which the Company has received in connection with any work or services performed or equipment installed in the aforementioned buildings and all improvements erected on the Real Property;

               (iii) Such affidavits, indemnities and information (including, without limitation, an owner's title affidavit and a non-imputation affidavit) as the Buyer's title insurance company shall require in order to issue policies of title insurance in the form required by this Agreement;

               (iv) To the extent in the possession of the Seller's Group, a set of plans and specifications of the buildings and all improvements comprising a part of the Real Property;

               (v) a Certificate of Non-Foreign Status (as hereinafter defined)

               (vi) a letter from the Trustees of the 17 Downing Three condominium that all condominium common charges and assessments have been paid through January 12, 2000.

               (vii) an Amended and Restated Lease between Company and P.C. Card in the form attached hereto as Exhibit 5.8 (the "Amended and Restated Lease").

          (b) The following are to be apportioned between the parties as of and on the Closing Date:

               (i) ad valorem, real estate and personal property taxes, water charges, and sewer rents;

               (ii) utilities, including telephone, steam, electricity and gas;

               (iii) rents under Real Property Contacts; and

               (iv) condominium common charges of the 17 Downing Three condominium;

          (c) All real estate taxes and assessment pertaining to the Owned Real Property will be paid in full by Company for the tax period in which the Closing occurs.

     5.9 Supply Agreement. At the Closing, the Shareholders shall cause PC Card
         ----------------
Packaging, Inc. to enter into a long-term supply agreement with the Buyer, in the form attached hereto as Exhibit 5.9 (the "Supply Agreement").

     5.10 Accounts Receivables. After the Closing, it shall be the Buyer's
          --------------------
responsibility to collect the Company's accounts receivable. The Shareholders shall permit the Buyer to collect, in the name of the Company, all of the Company's accounts receivable and to endorse with the name of the Company for deposit in the Buyer's account any checks or drafts received in payment thereof. The Shareholders shall take any and all steps reasonably requested by the Buyer, at the Buyer's expense, to effectuate the intent of the preceding sentence. The Shareholders shall promptly turn over to the Buyer any cash, checks or other property that it may receive after the Closing in respect of any of the Company's receivable.

     5.11 Company Financial Statements.
          ----------------------------

          (a) On or before 90 days from the date hereof, the Shareholders shall cause to be prepared and delivered to the Buyer audited balance sheets, income statement, statements of cash flow and statements of changes in stockholders' equity prepared in accordance with U.S. GAAP, for the Company's business for the fiscal years ended April 30, 1998 and April 30, 1999 and for the period commencing on May 1, 1999 and ended on the Closing Date. The Buyer shall reimburse the Shareholders for all costs incurred by the Shareholders in the preparation of such audit ("Reimbursed Amount") upon receipt of satisfactory written evidence of such costs from the Shareholders.

          (b) The Shareholders shall provide the Buyer and its agents, including the Buyer's auditors, full access to the books and records, work papers and other documents of the Company that is required in connection with the preparation by the Buyer of any other financial statements for any fiscal periods the Buyer deems necessary which take into account the operations and financial condition of the Company's business. In preparing the Buyer's financial statements, the Buyer's auditors shall consult with the Company's independent accountants and any consultants designated by the Shareholders ("Company Accountants"). The Shareholders shall use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable in order to expeditiously complete the Buyer's financial statements which may be related to the Company's business for the fiscal periods desired by the Buyer.

     5.12 Sale of Bryton Molds. Any proceeds to the Buyer resulting from the
          --------------------
sale of any portion of the Bryton molds shall be divided equally between the Buyer, on the one hand, and the Shareholders, on the other hand.

     5.13 Cost of Environmental Tests. The Buyer and MedSource agree to
          ---------------------------
reimburse the Company and the Shareholders for any payments or costs incurred by the Company or the Shareholders in connection with any additional tests and/or examinations which may be reasonably required in connection with that certain Phase I Environmental Report relating to the Owned Real Property. Notwithstanding the foregoing, the parties hereby expressly agree that the Shareholders will be responsible for any payments which may arise and shall be obligated to reimburse either the Buyer or MedSource for any payments actually made or costs incurred in connection with the remediation of any environmental noncompliance relating to the Owned Real Property. For purposes of this Section 5.13, remediation shall be defined as the reasonable cure, repair or other satisfaction of any and all environmental conditions disclosed in the Phase I Environmental Report or any subsequent environmental reports.

6. Conditions Precedent to the Closing.

     6.1 Conditions Precedent to the Buyer Group's Obligations to Close. The
         --------------------------------------------------------------
obligation of the Buyer and MedSource to enter into this Agreement and to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided,
                                                                     --------
however, the Buyer or MedSource shall have the right to waive all or any part of
-------
each such condition and to close the transactions contemplated hereby without, however, releasing the Shareholders or the Company from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Buyer or MedSource by reason of the breach by any Shareholder or the Company of any covenant, obligation, agreement or condition contained herein or by reason of any misrepresentation made by any Shareholder or the Company; and provided further, however, that the
                                ----------------  -------
participation of the Buyer Group in the Closing shall not in any way be deemed to be a waiver of any claim they may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (a) The Buyer Group shall have received, each in form and substance reasonably satisfactory to each member of the Buyer Group, all Required Consents and any other Consent from any Governmental Entity or other Person that is required for the consummation of the transactions contemplated hereby and for the Buyer to own and operate the assets and business of the Company.

          (b) The form and substance of all certificates, opinions, consents, instruments, and other documents delivered to the Buyer Group under this Agreement shall be satisfactory in all reasonable respects to the Buyer Group and its counsel.

          (c) The Shareholders and/or the Company shall have delivered to the Buyer Group each of the items required to be delivered pursuant to section 7.1.

          (d) The Buyer Group shall have received a copy of a Phase I Environmental Report relating to the Owned Real Property which shall be satisfactory in its sole judgment to the Buyer Group.

          (e) The Company shall have entered into the Supply Agreement.

          (f) No Law shall be in effect that prohibits any party hereto from consummating the transactions contemplated hereby.

          (g) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

          (h) The Buyer Group shall have received all such documents and instruments with respect to the transfer of all legal rights in the real property to be transferred pursuant to this Agreement, including, without limitation, all documents and instruments required by Section 5.8 of this Agreement shall be delivered.

          (i) The Buyer Group shall have received from the Company and the Shareholders at the Closing a certificate of non-foreign status (the "Certificate of Non-Foreign Status") in the form required by Code section 1445 and the regulations thereunder, signed by an appropriate officer of the Company and the Shareholders under penalties of perjury.

          (j) The Buyer Group shall have obtained at its sole cost and expense an owner's extended coverage policy of title insurance with respect to the Owned Real Property, issued on the Closing Date by a title insurance company acceptable to counsel for the Buyer Group. Each such title insurance policy shall be in an amount designated by Buyer and shall insure the Company's ownership of fee title free and clear of all Title Defects, liens, encumbrances and other exceptions to or exclusions from coverage other than Permitted Exceptions. Without limiting the foregoing, no such title insurance policy shall create an exception for or exclusion from the coverage of such policy or from the liability of the title insurance company on account of acts or omissions of the insured or facts known to the insured (or to its current or former partners, directors, officers, agents or employees) where such acts or omissions occurred, or where such knowledge was gained, prior to the effective date of such insurance policy. Each such title insurance policy shall otherwise be in form satisfactory to counsel to the Buyer Group. At MedSource's sole option and expense, each such policy shall include an ALTA-9 comprehensive endorsement. Such title insurance policy shall otherwise be in form reasonably satisfactory to counsel to the Buyer Group.

     6.2 Conditions Precedent to the Seller Group's Obligations to Close. The
         ---------------------------------------------------------------
obligations of the Shareholders and the Company to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Seller
                                          --------  -------
Group shall have the right to waive all or any part of each such condition, and to close the transactions contemplated hereby without, however, releasing the Buyer or MedSource from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Seller Group by reason of the breach by the Buyer or MedSource of any covenant, obligation, agreement or condition contained herein, or by reason of any misrepresentation made by the Buyer or MedSource; and provided, further,
                                                      --------  -------
however, that the Shareholders' or the Company's participation in the Closing
-------
shall not in any way be deemed to be a waiver of any claim they may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (a) The form and substance of all certificates, opinions, consents, instruments and other documents delivered to the Seller Group under this Agreement shall be satisfactory in all reasonable respects to the Seller Group and its counsel.

          (b) At Closing, subject to section 2.3 hereof, MedSource shall repay, assume or otherwise restructure the Company's outstanding Institutional Indebtedness identified on Schedule 6.2(b) so as to relieve the Shareholders of any personal liability for their existing guarantees of such indebtedness, and shall release or cause to be released all assets not owned by the Company which secure such Institutional Indebtedness.

          (c) The Buyer Group shall have delivered to the Seller Group each of the items required to be delivered pursuant to section 7.2.

          (d) No Law shall be in effect that prohibits any party hereto from consummating the transactions contemplated hereby.

          (e) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

7. Documents to be Delivered at the Closing.

     7.1 Deliveries of the Seller Group. At the Closing, the Company shall, and
         ------------------------------
the Shareholders shall cause the Company to deliver the following items to the Buyer Group:

          (a) The Required Consents;

          (b) The opinion of Donovan & O'Connor, LLP, counsel to the Seller Group, in the form of Exhibit 7.1(b);

          (c) The Employment and Non-Competition Agreements referred to in section 5.7 duly executed by the respective Shareholders;

          (d) The Stockholders' Agreement duly executed by the Shareholders;

          (e) The Registration Rights Agreement duly executed by the
Shareholders;

          (f) The Supply Agreement duly executed by PC Card;

          (g) Stock certificates representing the Company Shares, duly indorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

          (h) A certificate duly executed by the secretary of the Company, attesting, with respect to the Company, the resolutions duly and validly adopted by the Board of Directors of the Company evidencing the authorization of its execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, as to its Articles of Organization and Bylaws, and as to the incumbency of each of its executive officers;

          (i) A certificate with respect to the Company from the Secretary of State of the Commonwealth of Massachusetts attesting as to its valid existence as of a date recent to the Closing Date;

          (j) The Articles of Merger;

          (k) The Certificate of Non-Foreign Status;

          (l) The Amended and Restated Lease; and

          (m) All documentation required by Section 5.8 of this Agreement.

     7.2 Deliveries of the Buyer. At the Closing, the Buyer shall and MedSource
         -----------------------
shall cause the Buyer to deliver the following items to the Seller Group:

          (a) A certificate of the secretary of each of the Buyer and MedSource certifying the resolutions duly and validly adopted by the Buyer Group evidencing the authorization of their execution and delivery of this Agreement and the other Transaction Documents to which the members of the Buyer Group are parties and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of each member of the Buyer Group authorized to sign this Agreement and the other Transaction Documents to be delivered hereunder;

          (b) The opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the Buyer Group, in the form of Exhibit 7.2(b);

          (c) The Cash Consideration pursuant to section 2.3;

          (d) The MedSource Shares required to be delivered pursuant to sections
2.1 and 2.3(b), duly indorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

          (e) The Employment and Non-Competition Agreements referred to in section 5.7 duly executed by an officer of MedSource;

          (f) The Stockholders' Agreement duly executed by MedSource;

          (g) The Registration Rights Agreement duly executed by MedSource; and

          (h) The Supply Agreement duly executed by MedSource.

8. Termination.

     [Intentionally Omitted].

9. Indemnification.

     9.1 Survival of Representations and Warranties of the Seller Group. At the
         --------------------------------------------------------------
Closing, the Buyer Group shall, without waiving any of its rights hereunder, advise the Shareholders if the Buyer Group has actual knowledge of (i) any material breach of any of the representations and warranties of the Company and the Shareholders herein and (ii) any situation in existence prior to the Closing which would result in the payment of Damages by the Shareholders or the Company. Notwithstanding any right of the Buyer or MedSource to fully investigate the affairs of the Company and the Shareholders and notwithstanding any knowledge of facts determined or determinable by the Buyer or MedSource pursuant to such investigation or right of investigation, the Buyer and MedSource have the right to rely fully upon the representations and warranties of the Shareholders and the Company contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the third anniversary of the Closing Date, and the Shareholders' liability in respect of any breach of any such representation or warranty shall terminate on the third anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section
9.6. Notwithstanding the foregoing, the representations and warranties contained in sections 3.2(a), 3.3, 3.9, 3.12, 3.14 and 3.16 shall survive the Closing, and the Shareholders' liability in respect of any breach thereof shall continue, in the case of sections 3.2 and 3.12, in perpetuity, in the case of section 3.16, until the date of the expiration of the statute of limitation applicable to any liability relating thereto, which liability shall remain an obligation of the party against whom such claim is asserted, and, in the case of sections 3.9 and 3.14, until the date that is six (6) months after the expiration of the statue of limitation applicable to any liability relating thereto which such liability shall remain an obligation of the party against whom such claim is asserted.

     9.2 Survival of Representations and Warranties of the Buyer Group. At the
         -------------------------------------------------------------
Closing, the Shareholders shall, without waiving any of their rights hereunder, advise the Buyer Group if the Shareholders have actual knowledge of any material breach of any of the representations and warranties of the Buyer Group herein. The Shareholders and the Company have the right to rely fully upon the representations and warranties of the Buyer and MedSource contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the third anniversary of the Closing Date and the Buyer's and MedSource's liability in respect of any breach of any such representation or warranty shall terminate on the third anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 9.6, which such liability shall remain an obligation of the party against whom such claim is asserted.

     9.3 Determination of Damages Without Regard to "Materiality" or "Knowledge"
         ----------------------------------------------------------------------
         Qualifications.
         --------------

          (a) Certain representations and warranties contained in this Agreement and in certain Agreements, documents and instruments executed and delivered in connection with this agreement include either (or both) a Materiality Qualification (as defined below) or a Knowledge Qualification (as defined below). Notwithstanding any such qualification, it is the intention of the parties that the only purpose of the Materiality Qualifications and the Knowledge Qualifications is to determine whether the representations and warranties contained in this Agreement are true and correct for purposes of the parties' condition to consummate the transactions contemplated at the Closing. Accordingly, Damages recoverable under this section 9 shall be determined as though no Materiality Qualification and no Knowledge Qualification were contained in or applied with respect to any representation or warranty contained in this Agreement. For example, if the Company was subject to an easement not required to be disclosed pursuant to section 3.10 and such easement cost the Buyer $5,000 after the Closing as a result of interference with the business, although there might arguably be no breach of representation, the $5,000 cost of such interference would be included for purposes of determining whether the threshold in section 9.7 was met and thereafter whether the Shareholders would be obligated to indemnify the Buyer Group as provided herein.

          (b) As used herein:

               (1) the term "Materiality Qualification" means any term, expression, word or combination thereof that qualifies a representation, warranty or other statement made with respect to "materiality," "in all material respects," or insofar as any misstatement of such representation, warranty or other statement would result in or reflect a "Material Adverse Effect," or words or terms of similar import, and

               (2) the term "Knowledge Qualification" means any term, expression, word or combination thereof that qualifies a representation, warranty or other statement made with respect to the "knowledge" of the party making the representation, warranty or other statement.

     9.4 Indemnification by the Shareholders. The Shareholders, jointly and
         -----------------------------------
severally, shall indemnify and defend the Buyer and MedSource and each of its respective officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless (after taking into account any

Taxes imposed on each Buyer Indemnitee as a result of any payment under this
Section 9.4), from any loss of profits, liability, obligation, deficiency, damage, Tax or expense including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"), that any Buyer Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following:

          (a) Any breach of any representation or warranty made by and Shareholder or the Company contained in this Agreement or in any other Transaction Document or in respect of any claim made based upon facts that would constitute any such breach;

          (b) Any Shareholder's or the Company's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Shareholders or the Company contained in this Agreement or in any other Transaction Document; or

          (c) Any liability with respect to the complaint filed with the Massachusetts Commission Against Discrimination and the EEOC on February 23, 1998 by Linda Shaw against the Company and an employee thereof, or the facts relating thereto.

     9.5 Indemnification by the Buyer Group. The Buyer and MedSource, jointly
         ----------------------------------
and severally, shall indemnify and defend the Shareholders and their agents, advisors or representatives (each, a "Shareholder Indemnitee") against, and hold each Shareholder Indemnitee harmless, on an after-tax basis, from, any Damages that the Shareholder Indemnitee may suffer or incur arising from, related to or in connection with any of the following:

          (a) any breach of any representation or warranty made by the Buyer or MedSource contained in this Agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged that would constitute any such breach; or

          (b) the Buyer's or MedSource's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Buyer Group contained in this Agreement or in any other Transaction Document.

     9.6 Indemnification Procedures.
         --------------------------

          (a) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damages referred to in sections 9.4 or 9.5, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this Article 9, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder.

          (b) (1) In the case of any such Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party).

               (2) anything in section 9.6(b)(1) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense. If a Proceeding shall be commenced against more than one Buyer Indemnitee (a "Multi-Buyer Indemnitee Proceeding"), the Shareholders shall be responsible for the legal and other expenses which are actually incurred in connection with the representation of all Buyer Indemnitees who are named as defendants in such a Multi-Buyer Indemnitee Proceeding only to the extent the Buyer Indemnitees are represented in such a Multi-Buyer Indemnitee Proceeding by a single legal counsel.

          (c) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

     9.7 Limitations on Indemnification by the Shareholders.
         --------------------------------------------------

          (a) The Shareholders shall have indemnification obligations pursuant to section 9.4 respecting Damages that result from breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 3.2(a), 3.3, 3.9, 3.12, 3.14, and 3.16) only if and only to the extent that the aggregate of all Damages resulting from such breaches shall exceed $103,000 (plus the amount of any reserves expressly set forth on the Six-Month Balance Sheet directly relating to and covering such Damages). Anything herein to the contrary notwithstanding, the Shareholders shall have no liability with respect to Damages that result from breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 3.2(a), 3.3, 3.9, 3.12, 3.14, and 3.16) for and to the extent that the aggregate amount of such Damages exceeds $3,700,000.

          (b) The limitations set forth in paragraph (a) of this section 9.7 shall not limit or reduce the Shareholders' obligations to indemnify the Buyer or MedSource in respect of Damages that result from actual or claimed breaches of the representations and warranties contained in sections 3.2(a), 3.3, 3.9, 3.12, 3.13, 3.14 and 3.16.

          (c) Limitations on Indemnification by the Buyer Group. The Buyer and
              -------------------------------------------------
MedSource shall have indemnification obligations pursuant to section 9.5 respecting Damages that result from breaches of representations or warranties set forth in this Agreement only if and only to the extent that the aggregate of all Damages resulting from such breaches shall exceed $103,000. Anything herein to the contrary notwithstanding, the Buyer and MedSource shall have no liability with respect to Damages that result from breaches of representations or warranties set forth in this Agreement, for and to the extent that the aggregate amount of such Damages exceeds $3,700,000.

10.  Miscellaneous

     10.1 Transaction Fees and Expenses. The Shareholders, on the one hand, and
          -----------------------------
the Buyer and MedSource, on the other hand, shall bear such costs, fees and expenses as may be incurred by them in connection with this Agreement and the transactions contemplated hereby.

     10.2 Notices. Any notice, demand, request or other communication which is
          -------
required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

          if to the Buyer Group, to:

               MedSource Technologies, Inc.
               110 Cheshire Lane, Suite 100
               Minneapolis, Minnesota 55305
               Attention: Richard J. Effress
               Facsimile No.: (612) 807-1234
          with a copy to:

               Parker Chapin Flattau & Klimpl, LLP
               1211 Avenue of the Americas
               New York, New York  10036-8735
               Attention:  Edward R. Mandell
               Facsimile No.: (212) 704-6288

          if to the Seller Group, to:

               Mr. Donald R. Rochelo
               66 Leona Drive
               Pittsfield, Massachusetts  01201

          with a copy to:

               Donovan & O'Connor, LLP
               One Commercial Place
               P.O. Box 230
               Adams, Massachusetts  01220-0230
               Attention:  Philip H. Grandchamp
               Facsimile No. (413) 743-5370

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt, in the case of clause (a)(ii), five
(5) business days after such notice or demand is sent, and, in the case of clause (b), the business day next following the date such notice or demand is sent.

     10.3 Amendment. Except as otherwise provided herein, no amendment of this
          ---------
Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

     10.4 Waiver. No course of dealing of any party hereto, no omission, failure
          ------
or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.

     10.5 Governing Law. This Agreement shall be governed by, and interpreted
          -------------
and enforced in accordance with, the laws of the Commonwealth of Massachusetts.

     10.6 Jurisdiction. Each of the parties hereto hereby irrevocably consents
          ------------
and submits to the exclusive jurisdiction of the United States District Court for the District of Massachusetts in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the Commonwealth of Massachusetts in connection with such Proceeding and waives any objection to venue in the Commonwealth of Massachusetts, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) of section 10.2.

     10.7 Remedies. In the event of any actual or prospective breach or default
          --------
by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

     10.8 Severability. The provisions hereof are severable and if any provision
          ------------
of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable; provided,
                                                                     --------
however, that nothing herein shall be construed as allowing a court to change
-------
the Merger Consideration provided for in section 2.3.

     10.9 Further Assurances. Each party hereto covenants and agrees promptly to
          ------------------
execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

     10.10 Assignment. This Agreement and all of the provisions hereof shall be
           ----------
binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees. Permitted assignees of the rights hereunder of the Buyer or MedSource shall include any Person controlling, controlled by or under common control of the Buyer or MedSource. Permitted assignees of the Shareholders' rights hereunder shall include any Affiliate (as defined in Section 3.15 hereof). Neither the Buyer or MedSource nor the Shareholders may assign any of their obligations hereunder without the consent of the other party. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the consent of the other party.

     10.11 Binding Effect. This Agreement shall be binding upon and inure to the
           --------------
benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     10.12 No Third Party Beneficiaries. Nothing contained in this Agreement,
           ----------------------------
whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this agreement.

     10.13 Entire Agreement. This Agreement (including all the schedules and
           ----------------
exhibits hereto), together with the Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

     10.14 Headings. The headings contained in this Agreement are included for
           --------
convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

     10.15 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            [The remainder of this page is intentionally left blank;
                  the next succeeding page is a signature page]

                                       MEDSOURCE TECHNOLOGIES, INC.


                                       By: /s/ Richard J. Efress
                                           -------------------------------------
                                           Name:  Richard J. Effress
                                           Title: Chairman


                                       A.P.X. ACQUISITION CORP.


                                       By: /s/ Richard J. Effress
                                           -------------------------------------
                                           Name:  Richard J. Effress
                                           Title: Chairman


                                       APEX ENGINEERING, INC.


                                       By: /s/ Donald R. Rochelo
                                           -------------------------------------
                                           Name:  Donald R. Rochelo
                                           Title: President


                                       /s/ Donald R. Rochelo
                                       -----------------------------------------
                                       Donald R. Rochelo, as shareholder of Apex
                                       Engineering, Inc.


                                       /s/ Donna L. Rochelo
                                       -----------------------------------------
                                       Donna L. Rochelo, as shareholder of Apex
                                       Engineering, Inc.